Schedule A
to the
Distribution Plan (12b-1 Plan)

Dated May 23, 2022

Series of ETF Series Solutions	Rule 12b-1 Fee

AlphaClone Alternative Alpha ETF	0.25% of average daily net assets
Vident International Equity Fund	0.25% of average daily net assets
Vident Core U.S. Equity Fund	0.25% of average daily net assets
Roundhill Acquirers Deep Value ETF	0.25% of average daily net assets
Vident Core U.S. Bond Strategy ETF	0.25% of average daily net assets
AlphaMark Actively Managed Small Cap ETF	0.25% of average daily net assets
U.S. Global Jets ETF	0.25% of average daily net assets
Loncar Cancer Immunotherapy ETF	0.25% of average daily net assets
U.S. Global GO GOLD and Precious Metal Miners ETF	0.25% of average daily net assets
Aptus Drawdown Managed Equity ETF	0.25% of average daily net assets
Premise Capital Diversified Tactical ETF	0.25% of average daily net assets
ClearShares OCIO ETF	0.25% of average daily net assets
Point Bridge GOP Stock Tracker ETF	0.25% of average daily net assets
Nationwide Risk-Based U.S. Equity ETF	0.25% of average daily net assets
Nationwide Risk-Based International Equity ETF	0.25% of average daily net assets
Nationwide Maximum Diversification U.S. Core Equity ETF	0.25% of average daily net assets
Change Finance U.S. Large Cap Fossil Fuel Free ETF	0.25% of average daily net assets
AAM S&P 500 High Dividend Value ETF	0.25% of average daily net assets
AAM S&P Emerging Markets High Dividend Value ETF	0.25% of average daily net assets
Volshares Large Cap ETF	0.25% of average daily net assets
U.S. Diversified Real Estate ETF	0.25% of average daily net assets
AI Powered International Equity ETF	0.25% of average daily net assets
Opus Small Cap Value ETF	0.25% of average daily net assets
ClearShares Ultra-Short Maturity ETF	0.25% of average daily net assets
Defiance Quantum ETF	0.25% of average daily net assets
Aptus Defined Risk ETF	0.25% of average daily net assets
Loncar China BioPharma ETF	0.25% of average daily net assets
Distillate U.S. Fundamental Stability & Value ETF	0.25% of average daily net assets
AAM S&P Developed Markets High Dividend Value ETF	0.25% of average daily net assets
US Vegan Climate ETF	0.25% of average daily net assets
The Acquirers Fund	0.25% of average daily net assets
Defiance Next Gen Connectivity ETF	0.25% of average daily net assets
Hoya Capital Housing ETF	0.25% of average daily net assets
NETLease Corporate Real Estate ETF	0.25% of average daily net assets
Aptus Collared Income Opportunity ETF	0.25% of average daily net assets
AAM Low Duration Preferred and Income Securities ETF	0.25% of average daily net assets
Nationwide Risk-Managed Income ETF	0.25% of average daily net assets
LHA Market State Alpha Seeker ETF	0.25% of average daily net assets
LHA Market State Tactical Beta ETF	0.25% of average daily net assets
ClearShares Piton Intermediate Fixed Income ETF	0.25% of average daily net assets
Defiance Indxx Junior Semi-Conductor ETF	0.25% of average daily net assets
Defiance Next Gen SPAC Derived ETF	0.25% of average daily net assets
ETFB Green SRI REITs ETF	0.25% of average daily net assets
Blue Horizon BNE ETF	0.25% of average daily net assets

Distillate International Fundamental Stability & Value ETF	0.25% of average daily net assets
Change Finance International ESG Fossil Free ETF	0.25% of average daily net assets
Defiance Next Gen H2 ETF	0.25% of average daily net assets
International Drawdown Managed Equity ETF	0.25% of average daily net assets
Defiance Next Gen Altered Experience ETF	0.25% of average daily net assets
Defiance Next Gen Conductivity ETF	0.25% of average daily net assets
Defiance Digital Revolution ETF	0.25% of average daily net assets
Defiance Hotel, Airline, and Cruise ETF	0.25% of average daily net assets
PSYK ETF	0.25% of average daily net assets
AAM Bahl & Gaynor Small/Mid Cap Income Growth ETF	0.25% of average daily net assets
McElhenny Sheffield Managed Risk ETF	0.25% of average daily net assets
Hoya Capital High Dividend Yield ETF	0.25% of average daily net assets
U.S. Global Sea to Sky Cargo ETF	0.25% of average daily net assets
Carbon Strategy ETF	0.25% of average daily net assets
Bitwise Bitcoin Strategy ETF	0.25% of average daily net assets
BlockFi Bitcoin Strategy ETF	0.25% of average daily net assets
iBET Sports Betting & Gaming ETF	0.25% of average daily net assets
LHA Market State Tactical Q ETF	0.25% of average daily net assets
Nationwide S&P 500 Risk-Managed Income ETF	0.25% of average daily net assets
Nationwide Dow Jones Risk-Managed Income ETF	0.25% of average daily net assets
Nationwide Russell 2000 Risk-Managed Income ETF	0.25% of average daily net assets
Grayscale Future of Finance ETF	0.25% of average daily net assets
AAM Transformers ETF	0.25% of average daily net assets
Defiance Short Blockchain and Digital Assets Industry ETF	0.25% of average daily net assets
Aptus Enhanced Yield ETF	0.25% of average daily net assets

For all services rendered pursuant to the Rule 12b-1 Agreement, we shall pay you the fee shown above calculated as follows:

The above fee as a percentage of the average daily net assets of the Fund (computed on an annual basis) which are owned of record by your firm as nominee for your customers or which are owned by those customers of your firm whose records, as maintained by the Trust or its agent, designate your firm as the customer’s dealer or service provider of record.

We shall make the determination of the net asset value, which determination shall be made in the manner specified in the Fund’s current prospectus, and pay to you, on the basis of such determination, the fee specified above, to the extent permitted under the Plan.